Exhibit 5

1000 Jackson Street	419.241.9000
Toledo, Ohio 43604-5573	419.241.6894 fax

www.slk-law.com
December 6, 2010
George L. Chapman
Chairman of the Board,
Chief Executive Officer and President
Health Care REIT, Inc.
4500 Dorr Street
Toledo, OH 43615
Re:	HEALTH CARE REIT, INC. 11,500,000 Shares of Common Stock
Dear Mr. Chapman:
     We have acted as counsel to Health Care REIT, Inc. (the “Company”) in connection with the offering of up to 11,500,000 shares of its common stock, par value $1.00 per share (the “Shares”), pursuant to the prospectus supplement dated December 1, 2010 (the “Prospectus Supplement”) to the prospectus dated May 7, 2009 (the “Prospectus”), included in the Company’s registration statement on Form S-3 (File No. 333-159040) (the “Registration Statement”), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”).
     In connection with the following opinion, we have examined and have relied upon copies of: (i) the Second Restated Certificate of Incorporation of the Company, as amended, (ii) the Second Amended and Restated By-Laws of the Company (the “By-Laws”), (iii) the Registration Statement and the Prospectus included therein, (iv) the Prospectus Supplement, (v) the resolutions regarding the offering of the Shares adopted by the Board of Directors of the Company on October 28, 2010 and the Pricing Committee of the Board of Directors of the Company on December 1, 2010, (vi) the Underwriting Agreement between the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and UBS Securities Inc., as representatives of the underwriters, dated December 1, 2010, for the offering and sale of the Shares (the “Underwriting Agreement”) and (vii) such other documents, records, certificates, statements, and instruments as we have deemed necessary and appropriate to render the opinion herein set forth.
     In reaching the opinion set forth below, we have assumed the following:

George L. Chapman
December 6, 2010

(a)	each party to the Underwriting Agreement (other than the Company) is, and has been at all times relevant to this opinion, duly formed or organized, validly existing and in good standing under the laws of the jurisdiction in which each is formed or organized;

(b)	each person executing any instrument, document or agreement in connection with the offering and the sale of the Shares on behalf of any party (other than the Company) is duly authorized to do so;

(c)	each natural person executing any instrument, document or agreement in connection with the offering and the sale of the Shares is legally competent to do so; and

(d)	any documents submitted to us as originals are authentic; the form and content of any documents submitted to us as unexecuted final versions do not differ in any respect relevant to this opinion from the form and content of such documents as executed and delivered; any documents submitted to us as certified or photostatic copies conform to the original documents; all signatures on all documents are genuine; and all public records reviewed or relied upon by us or on our behalf are true and accurate.
     As to questions of fact material to our opinion, we have relied without independent investigation on (i) written representations of each party made in the Underwriting Agreement and the other documents and certificates delivered in connection therewith, (ii) certificates and records of public officials, and (iii) certificates and written representations of officers and directors of the Company.
     Based upon the foregoing, it is our opinion that the Shares will be, when issued and sold in the manner set forth in the Prospectus Supplement and the accompanying Prospectus, legally and validly issued and fully paid and nonassessable.
     The opinion set forth herein is limited to the matters and the transaction expressly addressed herein and no opinion is to be implied or may be inferred beyond the opinion expressly stated herein.
     We assume no obligation to update or supplement this opinion to reflect a change in any applicable laws after the date hereof or any fact or circumstance that may come to our attention after the date hereof.
     The undersigned hereby consents to the filing of this opinion as Exhibit 5 to the Company’s Form 8-K to be filed with the Commission on December 6, 2010. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

George L. Chapman
December 6, 2010

Very truly yours,
/s/ Shumaker, Loop & Kendrick, LLP

SHUMAKER, LOOP & KENDRICK, LLP